Exhibit 23.2


                           Randy Simpson CPA, P.C.
                          11775 South Nicklaus Road
                              Sandy, Utah 84092
                          Fax & Phone (801) 572-3009



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


March 5, 2001

To The Board of Directors and Stockholders
Kubla Kahn, Inc.
Salt Lake City, UT

Ladies and Gentlemen:

We consent to the incorporation by reference in the Registration Statement on Form SB-2/A being filed by Kubla Khan, Inc. (the Company) of our report dated February 25, 2001, appearing in the accompanying financial statements for the period from inception (March 28, 2000) to December 31, 2000 on our audit of the financial statements of the Company as of December 31, 2000 and for the period then ended from inception.

We also consent to the reference to our firm under the caption "Experts" in the SB-2/A registration statement.

Randy Simpson CPA PC
(A Professional Corporation)


    /s/ Randy Simpson CPA PC
By: ___________________
       Randy Simpson